From: Ðàçèÿ Òàèïîâà [mailto:raziya_taipova@mail.ru]
Sent: Mon 4/17/2006 5:43 AM
To: Nancy Swyer
Subject: Re: Where are we on the 10K

 I insert our draft report in this version.

Âû ïèñàëè 17 àïðåëÿ 2006 ã., 15:40:41:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Big Sky Energy Corporation

We have audited the accompanying consolidated balance sheet of “Big Sky Energy Corporation.
(a company in the development stage) as of December 31, 2005, and the related consolidated statements of loss, shareholders’ equity, and cash flows for the year ended December 31, 2005 and for the period from Date of Incorporation (February 1, 2000) through December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted an audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Big Sky Energy Corporation at December 31, 2005 and the consolidated results of its operations and its cash flow for the period from Date of Incorporation (February 1, 2000) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

BDO Kazakhstanaudit, LLP

April ____, 2005

Almaty, Kazakhstan